UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009 (November 20, 2009)

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Airbus Arrangements
On November 20, 2009, US Airways, Inc. (the “Company”) and Airbus S.A.S. (“Airbus”) entered into (i) Amendment No. 6 to the Amended and Restated Airbus A320 Family Aircraft Purchase Agreement dated as of October 2, 2007 (the “A320 Amendment”), (ii) Amendment No. 5 to the A330 Purchase Agreement dated as of October 2, 2007 (the “A330 Amendment”), and (iii) Amendment No. 4 to the Amended and Restated Airbus A350 XWB Purchase Agreement dated October 2, 2007 (the “A350 XWB Amendment” and together with the A320 Amendment and the A330 Amendment, the “Amendments”). Pursuant to the terms of the Amendments, Airbus has agreed to amendments which, among other things:
•	defer 54 aircraft that were scheduled for delivery between 2010 and 2012 that are now to be delivered in 2013 and beyond such that the Company now plans to accept delivery of 28 aircraft from Airbus between 2010 and 2012, consisting of four aircraft in 2010 (two A320 aircraft and two A330s), and 24 A320 family aircraft in 2011-2012;

•	defer commencement of the Company’s Airbus A350 XWB operations, with aircraft deliveries originally scheduled to start in 2015 now being postponed until 2017; and

•	reduce near and medium-term obligations to Airbus and others by $132 million.
The Company has financing commitments for the 28 Airbus aircraft now scheduled for delivery during 2010 to 2012.
Barclays Arrangements
US Airways Group, Inc. (“US Airways”) entered into Amendment No. 10 to the America West Co-Branded Card Agreement (the “Co-Branded Card Amendment”), effective as of November 20, 2009, with Barclays Bank Delaware (“Barclays”). The co-branded credit card agreement provides for, among other things, the pre-purchase of frequent flyer miles in the aggregate amount of $200 million (the “$200 Million Advanced Miles”). Barclays has agreed that it will pre-purchase additional miles on a monthly basis in an amount equal to the difference between $200 million and the amount of unused miles then outstanding, which purchases average approximately $17 million per month. Among the conditions to this monthly purchase of miles is a requirement that US Airways maintain an unrestricted cash balance of at least $1.5 billion. Under the Co-Branded Card Amendment Barclays agreed to permanently reduce this requirement to $1.35 billion for the months of March through November, and $1.25 billion for the months of January, February and December. In addition, Barclays agreed to defer for 14 months the amortization of the $200 Million Advanced Miles.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 8.01.	Other Events.
On November 24, 2009, US Airways announced via press release the completion of a series of transactions with key business partners designed to reschedule its aircraft orders, reduce its exposure to financial markets in the near term, and improve its liquidity position. A copy of US Airways’ press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 24, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: November 24, 2009	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President, Corporate

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: November 24, 2009	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President, Corporate

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 24, 2009